LIMITED POWER OF ATTORNEY FOR
SECTION 16 REPORTING OBLIGATIONS



	Know all by these presents, that the undersigned hereby constitutes and appoints each of Daryl P. McDonald and David W. Kay, signing singly, the undersigned's true and lawful attorney-in-fact to:

(1)	execute for and
on behalf of the undersigned, in the undersigned's capacity as an officer and/or director of Tecumseh Products Company, a Michigan corporation (the "Company"), Forms 3, 4, and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder;

(2)	do and
perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4, or 5, complete and execute any amendment or amendments thereto, and timely file such forms with the United States Securities and Exchange Commission and any applicable stock exchange or similar authority, including obtaining identification numbers for electronic filing; and

(3)	take any other
action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required on the part of, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

	The undersigned hereby
grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with section 16 of the Securities Exchange Act of 1934.

	This Power of Attorney shall remain in full force and effect until revoked by the undersigned is no longer required to file Forms 3, 4, and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

	IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 25th day of September, 2002.




										/s/ John Russell Fowler

_________________________________
						Signature


										John
Russell Fowler
									   _________________________________

						Print Name



STATE OF MICHIGAN

COUNTY OF
LENAWEE



	On this 25th day of September, 2002, before me, a Notary Public in and for said County, personally appeared John Russell Fowler, to me personally known, who, being by me first duly sworn, did say that he or she is the person named in and who executed the within instrument and said John Russell Fowler acknowledged said instrument to be his or her free act and deed.


										 /s/ Ozenna Haskell

									   _________________________________
						Notary Public



										August 27, 2006
									   _________________________________

						My Commission Expires: